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Exhibit 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

PRESS RELEASE
MAGNA ENTERTAINMENT CORP.
ANNOUNCES RESIGNATION OF DIRECTOR

August 21, 2006, Aurora, Ontario, Canada......Magna Entertainment Corp. (NASDAQ: MECA; TSX: MEC.A) today announced that Gino Roncelli has stepped down as a director of MEC. Mr. Roncelli informed MEC that "after having been a director of MEC for over six years during its formative years, I feel now is the appropriate time to step back and devote more time to my personal life. I wish MEC all the best for the future and I look forward on spending many days at Santa Anita when I am not traveling."

Frank Stronach, Chairman and Interim Chief Executive Officer of MEC, stated: "On behalf of all of us, I thank Gino for his many contributions over the past six years and wish him good health and all the best for his future endeavours."

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

For more information contact:
Dennis Mills
Vice-Chairman
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-2462
www.magnaent.com

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PRESS RELEASE MAGNA ENTERTAINMENT CORP. ANNOUNCES RESIGNATION OF DIRECTOR